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                               AGL RESOURCES INC.
                 FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1996



Subsidiaries of the Registrant


         AGL Resources has five active wholly owned subsidiaries: Atlanta Gas Light Company; AGL Resources Service Company; AGL Energy Services, Inc.; AGL Investments, Inc.; and The Energy Spring, Inc.

         AGL Resources has eight active second tier subsidiaries. Following is a listing of the second tier subsidiaries, together with the respective parent subsidiaries:

Atlanta Gas Light Company

         Chattanooga Gas Company

AGL Energy Services, Inc.

         Georgia Gas Company

AGL Investments, Inc.

         AGL Consumer Services, Inc.
         Georgia Gas Service Company
         AGL Gas Marketing, Inc.
         AGL Power Services, Inc.
         Georgia Energy Company
         Trustees Investments, Inc.


         Financial   statements  of  the   subsidiaries   are  included  in  the
consolidated financial statements which are a part of AGL Resources' Form 10-K.